Exhibit 99.2

(2)          The amount reported includes an aggregate of 4,646,596 shares of common stock of the Issuer that are owned of record by APS and AREIF III.  Kronus Property III, Inc. (“Kronus III”) serves as the manager of APS.  Apollo Real Estate Management III, L.P. (“AREM III LP”) is the manager of AREIF III.  Apollo Real Estate Management III, Inc. (“AREM III Inc.”) is the general partner of AREM III LP.  Apollo Real Estate Advisors III, L.P. (“AREA III”) is the general partner of AREIF III.  Apollo Real Estate Capital Advisors III, Inc. (“ARECA III”, and together with APS, AREIF III, Kronus III, AREM III LP, AREM III Inc., AREA III, ARECA III, the “Apollo III Funds”) is the general partner of AREA III.  The Apollo III Funds, the executive officers and directors and principals, as the case may be, of AREM III Inc. and ARECA III, and the executive officers and directors and principals, as the case may be, of Kronus III, disclaim beneficial ownership of all shares of the Issuer reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.